AMENDMENT NO. 1

TO

AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT

FOR MUTUAL FUNDS

This Amendment dated as of September 4, 2020, amends the Amended and Restated Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated July 1, 2020, between Invesco Advisers, Inc. (the “Adviser”) and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to change the following Funds name, effective September 4, 2020:

FUND NAME	NEW FUND NAME
Invesco Oppenheimer Municipal Fund	Invesco Environmental Focus Municipal Fund:

WHEREAS, the Trust desires to amend the Agreement to change the following Funds’ names, effective September 30, 2020:

FUND NAME	NEW FUND NAME
Invesco Oppenheimer Rochester AMT-Free Municipal Fund	Invesco AMT-Free Municipal Income Fund
Invesco Oppenheimer Rochester AMT-Free New York Municipal Fund	Invesco Rochester AMT-Free New York Municipal Fund
Invesco Oppenheimer Rochester California Municipal Fund	Invesco California Municipal Fund
Invesco Oppenheimer Rochester High Yield Municipal Fund	Invesco Rochester Municipal Opportunities Fund
Invesco Oppenheimer Rochester Limited Term California Municipal Fund	Invesco Limited Term California Municipal Fund
Invesco Oppenheimer Rochester Limited Term New York Municipal Fund	Invesco Rochester Limited Term New York Municipal Fund
Invesco Oppenheimer Rochester New Jersey Municipal Fund	Invesco New Jersey Municipal Fund
Invesco Oppenheimer Rochester New York Municipals Fund	Invesco Rochester New York Municipals Fund
Invesco Oppenheimer Rochester Pennsylvania Municipal Fund	Invesco Pennsylvania Municipal Fund;

NOW, THEREFORE, the parties agree that;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds

Invesco AMT-Free Municipal Income Fund

Invesco California Municipal Fund

Invesco Environmental Focus Municipal Fund

Invesco High Yield Municipal Fund

Invesco Intermediate Term Municipal Income Fund

Invesco Limited Term California Municipal Fund

Invesco Limited Term Municipal Income Fund

Invesco Municipal Income Fund

Invesco New Jersey Municipal Fund

Invesco Pennsylvania Municipal Fund

Invesco Rochester® AMT-Free New York Municipal Fund

Invesco Rochester® Municipal Opportunities Fund

Invesco Rochester® New York Municipals Fund

Invesco Rochester® Limited Term New York Municipal Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ Jeffrey H. Kupor

Name: Jeffrey H. Kupor
Title: Senior Vice President & Secretary

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Harsh Damani

Name: Harsh Damani
Title: CFO Funds

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Alexander Taft /s/ Doris Pittlinger

Name: Alexander Taft Doris Pittlinger
Title: DIRECTOR

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Colin Fitzgerald

Name: Colin Fitzgerald
Title: DIRECTOR

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Takashi Matsuo

Name: Takashi Matsuo
Title: CAO & Head of Human Resources

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Lee Siu Mei /s/ Pang Sin Chu

Name: Lee Siu Mei / Pang Sin Chu
Title: Head of Finance, GC / Director, GDS, AP

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Stephen Swanson
Name: Stephen Swanson
Title: Secretary & General Counsel